  EXHIBIT 99.1

Success Entertainment Group International, a/k/a/ Renavotio, Inc.,

Announces Sale of its Non-Core Operating Subsidiaries

Tulsa, Oklahoma (OK) - (September 2, 2020) – Success Entertainment Group International, Inc., a/k/a Renavotio, Inc. (OTCQB: SEGN) (“Success,” or “SEGN”), today announced the sale of its three (“3”) overseas non-core operating subsidiaries, pursuant to an agreement with Success Holding Group Corp. (“SHGR”) executed on August 29, 2020.

Terms of the sale includes the issuance of six (“6”) million common restricted SEGN shares to SHGR, and the assumption of all assets and liabilities associated with the three (“3”) subsidiaries by SHGR. This divestiture should also result in a reduction of approximately $800,000.00 in debt from SEGN’s Balance Sheet that was associated with these non-core subsidiaries.

“Success is pleased to announce the sale of our three overseas non-core operating subsidiaries. We issued six (“6”) million restricted SEGN shares of stock to the buyer as the final action required from our Stock Exchange  Agreement of April 3, 2020. This completes our divestiture of our overseas business lines that are not associated with or complimentary to our infrastructure, utility management and construction, and personal protective equipment (PPE) operating businesses, and allows us to focus our energy and efforts on growing these core business lines” said William “Billy” Robinson, Chief Executive Officer of SEGN.

ABOUT SUCCESS ENTERTAINMENT GROUP, INC. A/K/A REVAVOTIO, INC.

Renavotio, Inc. is focused on infrastructure opportunities including Medical, 5G, utility construction, utility management, IoT, water, waste management technology, and related industries. RI initial targets and recent medical protective gear are infrastructure companies with utility construction, consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long-term savings, utilizing smart-utility monitoring, and dedicated engineering and service personnel. These platforms capture utility data from hand-held GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning. Its wholly owned subsidiary, Utility Management Corp, a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries. One subsidiary, Utility Management and Construction (UMCCO), is an engineering and smart utility management company that provides a one-stop solution to rural communities to reduce the consumption of electricity, natural gas, and water utilities for commercial, industrial and municipal end users.  UMCCO’s unique approach creates immediate bottom line savings for clients, by providing the engineering, planning, permitting and installation through their second wholly-owned subsidiary, Cross-Bo Construction, which specializes in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals. www.renavotio.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release includes certain "forward-looking statements" under applicable US securities legislation. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to: general business, economic, competitive, political and social uncertainties; delay or failure to receive board, shareholder or regulatory approvals, where applicable and the state of the capital markets. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

IR Contact:

Success Entertainment Group International, Inc., a/k/a Renavotio, Inc.

Email Contact:  brobinson@renavotio.com
Telephone: +1 855-765-1900 ext. 101

Skyline Corporate Communications Group, LLC
Lisa Gray, Senior Account Manager

One Rockefeller Plaza, 10th Floor
New York, NY 10020
Office: (646) 893-5835
Email: lisa@skylineccg.com